UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on July 31, 2012, August 9, 2012 and October 12, 2012, OriginOil, Inc. (the “Company”) commenced a private placement offering of up to 4,615,385 shares of common stock together with up to four series of warrants to purchase up to an aggregate of 18,461,540 shares of common stock. Between October 12, 2012 and November 5, 2012, the Company has sold to accredited investors an aggregate of 423,080 shares of its common stock together with one-year warrants to purchase an aggregate of 407,695 shares of its common stock, three-year warrants to purchase an aggregate of 384,618 shares of its common stock and five-year warrants to purchase an aggregate of 307,694 shares of its common stock for aggregate gross proceeds of $275,000. Each of the warrants is exercisable at a price per share of $0.65 subject to adjustment for stock splits, dividends, distributions, recapitalizations and the like.

The securities offered will not be and have not been registered under the Securities Act of 1933, as amended (the “Securities Act:”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

On October 26, 2012 and October 30, 2012, the Company agreed to issue warrants to consultants to purchase up to an aggregate of 50,000 and 20,000 shares of its common stock, respectively exercisable at $0.65 per share.

On November 1, 2012, holders of convertible notes, known in the Company’s filings with the SEC as the “November Notes”, “December Notes” and “January Notes”, in the aggregate outstanding principal amount of $1,375,826 converted all outstanding principal and accrued and unpaid interest of $71,514 into an aggregate of 3,308,240 shares of common stock of the Company.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

November 7, 2012	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer

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